UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.350% Subordinated Notes due 2032	New York Stock Exchange
7.625% Subordinated Notes due 2032	New York Stock Exchange
6.500% Subordinated Notes due 2036	New York Stock Exchange
6.500% Subordinated Notes due 2037	New York Stock Exchange
6.800% Subordinated Notes due 2038	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-266456

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On August 2, 2022, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-4 (File No. 333-266456) (the Registration Statement) relating to an offer to exchange existing series of subordinated securities for newly issued subordinated securities of the Registrant. The Registration Statement was declared effective on August 24, 2022.

On August 30, 2022, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the Securities Act), the prospectus dated August 30, 2022 (the Prospectus). The Prospectus is incorporated herein by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 21 through 22 (under “Risk Factors—Risks Relating to the Notes—We may issue securities senior to, or pari passu with, the Exchange Notes.”) of the Prospectus, pages 73 through 86 (under “Description of the Exchange Notes”) of the Prospectus and pages 87 through 91 (under “Taxation”) of the Prospectus, all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Commission:

1.

Base Indenture, dated as of December 10, 2002, between the Registrant and The Bank of New York as trustee (incorporated herein by reference to the Registrant’s Current Report on Form 6-K , filed with the Commission on December 12, 2002).

2.

Executed Exchange Supplemental Indenture between the Registrant, The Bank of New York Mellon as trustee and HSBC Bank USA, National Association, as paying agent, authenticating agent, issuing agent and registrar, dated September 16, 2022 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K (File No. 001-14930), filed with the Commission on September 16, 2022).

3.	7.350% Subordinated Notes due 2032 (global registered form).

4.	7.625% Subordinated Notes due 2032 (global registered form).

5.	6.500% Subordinated Notes due 2036 (global registered form).

6.	6.500% Subordinated Notes due 2037 (global registered form).

7.	6.800% Subordinated Notes due 2038 (global registered form).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc

By:	/s/ Ewen Stevenson
Name:	Ewen Stevenson
Title:	Group Chief Financial Officer

Date: September 16, 2022

[Signature Page to Form 8-A]

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